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                                                                    EXHIBIT 10.8

                        CONFIDENTIAL TREATMENT REQUESTED

                  Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The Securities and Exchange Commission.

                    PRODUCT DEVELOPMENT AND SUPPLY AGREEMENT

     THIS AGREEMENT (the "Agreement") is entered into as of March 25, 1999 (the "Effective Date") by and between Penwest Pharmaceuticals Co., a Washington corporation with a principal place of business at 2981 Route 22, Patterson, New York 12563 ("Penwest"), and Horizon Pharmaceutical Corporation, a Delaware corporation with a principal place of business at 660 Hembree Parkway, Suite 106, Roswell, Georgia 30076 ("Horizon").

     A. Whereas Penwest has developed a controlled-release agent covered by one or more patents, patent applications, know-how and other proprietary technology, which agent Penwest markets under the name "TIMERx" ("TIMERx"), and Penwest is the owner of certain patents covering controlled release formulations of the active ingredient [***];

     B. Whereas Horizon is interested in developing for manufacture and marketing a pharmaceutical product incorporating [***] in a solid-dosage controlled-release delivery system for oral administration in humans; and

     C. Whereas the parties desire to engage in certain research, development, and testing activities designed to determine if Penwest's TIMERx controlled-release system can be adapted and combined with [***] to make a controlled-release version of [***] for oral solid-dosage administration in humans in a 24 hour release form in a 200 mg dosage strength and, if such activities are successful, Horizon desires to contract for a supply of TIMERx for use in the manufacture of such a controlled-release form of [***], and Penwest is willing to supply the same, provided that Horizon agrees to obtain all of its requirements for controlled-release agents for [***] products in the form of TIMERx from Penwest as provided herein;

     NOW, THEREFORE, the parties hereby agree as follows:

1.Definitions.

     1.1 "Affiliate" shall mean any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with a specified person or entity. For purposes of this Section 1.1, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.
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                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

     1.2 "Approval Date" shall mean the date on which the Designated Product is first approved by the FDA for commercial sale in oral solid-dosage form for administration in humans, pursuant to an NDA.

     1.3 "Capable Entity" shall mean any third party that, in Penwest's reasonable judgment, (a) has, as applicable, (i) a sales force in the Exclusive Territory that exceeds Horizon's sales force therein, (ii) annual sales that exceed those of Horizon, (iii) a financial capacity to market the Designated Product that exceeds that of Horizon and (iv) a capacity to manufacture the Designated Product in finished form that exceeds that of Horizon, and (b) does not manufacture, market or promote any oral, controlled-release drug delivery product.

     1.4 "Certification Period" shall mean the period beginning on the Submission Date and ending on the earlier of:

          1.4.1 the Approval Date; or

          1.4.2 the termination of this Agreement as provided herein.

     1.5 "Confidential Information" shall mean all information, technology and know-how disclosed hereunder that is, at the relevant time hereunder, protected or required to be protected by both parties hereto as confidential information pursuant to Article 8 hereof.

     1.6 "Covered Infringement" shall have the meaning set forth for such term in Section 9.1.

     1.7 "Designated Product" shall mean the solid-dosage form of a controlled-release pharmaceutical for oral administration in humans that combines a racemic mixture of [***] with TIMERx and other excipients, as more fully described in Exhibit A, which exhibit is subject to modifications as Penwest and Horizon may mutually agree during the Development Period.

     1.8 "Development Period" shall mean the period from the Effective Date through the Submission Date or the earlier termination of this Agreement as provided herein.

     1.9 "Development Tasks" shall have the meaning set forth for such term in
Section 3.4.

     1.10 "DMF" shall mean Drug Master File with respect to Formulated TIMERx as defined in 21 CFR 300 et seq., including amendments and supplements which will be filed by Penwest.

     1.11 "FDA" shall mean the U.S. Food and Drug Administration.

     1.12 "Formulated TIMERx" shall mean TIMERx and certain additives in a formulation to be developed hereunder specifically for use in the Designated Product.
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     1.13 "Horizon Test and Regulatory Data" shall mean any and all test data, test designs and protocols, clinical studies and results thereof, government licenses and applications therefor, government certifications and findings, and related materials, information and rights (including without limitation information regarding bioavailability and bioequivalence, and any adverse drug reactions), developed, commissioned or otherwise obtained by Horizon or any of its Affiliates or sublicensees during the term of this Agreement (or, with respect to such sublicensees, during the term of the respective sublicenses) relating to TIMERx, TIMERx Improvements, the Designated Product, Penwest Patents, Penwest Technology, and/or Penwest's Confidential Information, together with all intellectual property and other rights and interests of Horizon and its Affiliates or sublicensees thereto and therein, worldwide.

     1.14 "Horizon Trademarks" shall mean trademarks which are the exclusive property of and which shall remain at all times the exclusive property of Horizon or its Affiliates.


     1.15 "IMS Data" shall mean data published in the IMS Retail Perspective(, published by IMS America, Ltd.

     1.16 "IND" shall mean an investigational new drug application filed with the FDA.

     1.17 "Inpharmakon" shall mean Inpharmakon Corporation.

     1.18 "Indication" shall mean the treatment and/or prophylaxis of migraine.

     1.19 "Joint Developments" shall mean any and all inventions, improvements, modifications, alterations, or enhancements, other than TIMERx Improvements, that are made jointly by Horizon or any of its Affiliates or sublicensees, on the one hand, and Penwest or any of its Affiliates or sublicensees, on the other hand, in the course of this Agreement, together with all United States and foreign intellectual property and other rights and interests of the parties and their respective Affiliates thereto and therein, including without limitation patents, trade secrets, copyright, periods of market exclusivity, and other related rights or interests, to the extent the same remain protected by any such rights and interests from being used freely by others; provided, however, that none of the Penwest Test and Regulatory Data or Horizon Test and Regulatory Data shall be considered Joint Developments.

     1.20 "License Term" shall mean the cumulative period covered by the Development Period, the Certification Period, and the Marketing Period.

     1.21 "Marketing Period" shall have the meaning set forth for such term in
Section 5.1.

     1.22 "Minimum Sales" shall have the meaning set forth for such term in Exhibit G.


     1.23 "NDA" shall mean a new drug application filed with the FDA.

     1.24 "Net Sales" shall have the meaning set forth for such term in Exhibit
B.
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     1.25 "Penwest Patents" shall mean:

          1.25.1 those patents and patent applications listed in Exhibit C and all divisions, continuations, reissues, or extensions thereof, any periods of marketing exclusivity relating thereto, and any letters patent that issue thereon; and

          1.25.2 Penwest's rights in and to any United States patents or patent applications other than those included in Section 1.20.1, obtained and in force during the License Term covering any inventions included in the Penwest Technology.

     1.26 "Penwest Technology" shall mean any technology and know-how belonging to Penwest from time to time during the term of this Agreement that directly relate to, and/or are necessary for the production of, the Designated Product, and Penwest's rights therein and thereto.


     1.27 "Penwest Test and Regulatory Data" shall mean any and all test data, test designs and protocols, clinical studies and results thereof, government licenses and applications therefor, government certifications and findings, and related materials, information and rights (including without limitation information regarding bioavailability and any adverse drug reactions), developed, commissioned or otherwise obtained by Penwest or any of its Affiliates during the term of this Agreement relating to TIMERx, Penwest Patents, Penwest Technology, and/or Penwest's Confidential Information, together with all intellectual property and other rights and interests of Penwest and its Affiliates thereto and therein in the Territory.

     1.28 "Penwest Trademark(s)" shall mean those names, symbols and/or characters described in Exhibit D hereto, as the same may be amended from time to time during the terms of this Agreement by Penwest on at least six (6) months' prior written notice to Horizon, that are owned and registered (or are registrable) by Penwest and that have been designated by it for use in conjunction with Horizon's packaging and promotion of the Designated Product hereunder, pursuant to Section 6.10.

     1.29 "Project Contact(s)" shall mean the persons appointed by each party to serve as contact persons between the parties during the Development Period and the Certification Period. The initial Project Contact for Penwest is Mr. Michael Mallon and the initial Project Contact for Horizon is Mr. Bala Venkataraman. Each party shall promptly notify the other party of any substitution of other personnel as its Project Contact. Each party may select and supervise its other project staff as needed.

     1.30 "Royalties" (or "Royalty") shall mean the royalties payable to Penwest pursuant to Article 5 hereof.

     1.31 "Sales Differential" shall have the meaning set forth for such term in
Section 11.2.2.
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     1.32 "Specifications" shall mean such standards and analytical methods established and mutually agreed to in writing by Penwest and Horizon as are reasonably necessary or appropriate to assure the identity, strength, quality and purity of the TIMERx and Formulated TIMERx, as set forth in Exhibit E, which
(a) shall be mutually agreed to by the parties hereto, and (b) may be modified from time to time by mutual agreement of the parties hereto.

     1.33 "Submission Date" shall mean the date on which Horizon submits to the FDA an NDA for the Designated Product (in any dosage strength).


     1.34 "Territory" shall mean Canada, the United States, Mexico and their respective territories and possessions.

     1.35 "TIMERx Improvements" shall mean any and all improvements, modifications, alterations, or enhancements to any of the inventions covered by the Penwest Patents or included in the Penwest Technology or Penwest's Confidential Information, that are developed, owned, or controlled by Horizon or any of its Affiliates or sublicensees, either alone or jointly with Penwest or any of its Affiliates or sublicensees, or in which Horizon or any of its Affiliates or sublicensees otherwise has any rights or interests during the term of this Agreement (or, with respect to such sublicensees, during the term of the respective sublicenses) together with all United States and foreign intellectual property and other rights and interests of Horizon and its Affiliates and sublicensees thereto and therein, including without limitation patents, trade secrets, copyright, periods of market exclusivity, and other related rights or interests, to the extent the same remain protected by any such rights and interests from being used freely by others.

     1.36 "Unit Price" shall mean [***] U.S. dollars (US$[***]) per kilogram of Formulated TIMERx, subject to adjustment no more often than once annually to reflect any increase in the Pharmaceutical Producers' Price Index.

2. Grant of Licenses and Transfer of Technology.

     2.1 Grants by Penwest.

          2.1.1 Penwest hereby grants to Horizon an exclusive, royalty-bearing license, under the Penwest Patents, the Penwest Technology, the Joint Developments, the TIMERx Improvements and Penwest's Confidential Information disclosed to Horizon hereunder, to manufacture, use and sell and register the Designated Product in the Territory during the License Term. Such license does not extend to (a) the making of TIMERx or Formulated TIMERx, but does cover the incorporation of Formulated TIMERx into the Designated Product, or (b) any metabolite, isolated enantiomer or non-racemic mixture of [***]. Horizon shall have the right to grant sublicenses of its rights hereunder to any Affiliate(s) of Horizon (and this Agreement shall thereby be binding upon and inure to the benefit of such Affiliate(s) within the area of such sublicense), but shall otherwise have no right to grant sublicenses hereunder without the prior written consent of Penwest. Such consent of Penwest shall be based on whether, as of the time the proposed sublicense is to be granted, the proposed sublicensee is a Capable Entity, unless Horizon is able to demonstrate to Penwest's reasonable satisfaction that such proposed sublicensee, based on the particular characteristics of such proposed sublicensee, including but not limited to the region of the Territory in which such proposed sublicensee would operate, is a suitable sublicensee despite its failure to qualify as a Capable Entity. Penwest shall, throughout the License Term, promptly notify Horizon of all Penwest Patents referred to in Section
     1.20.2 and provide Horizon with access to all of the same, solely for use within the scope of the license stated in this section.


          2.1.2 Penwest hereby grants to Horizon and its Affiliates (with the right to sublicense only as such right is granted under Section 2.1.1) a nonexclusive, paid-up license under all rights of Penwest and its Affiliates in and to the Penwest Test and Regulatory Data to use the same as is necessary for purposes of complying with governmental requirements, but solely with respect to the Designated Product for marketing or use in the Territory. Penwest hereby consents to Horizon's and its Affiliates' and such sublicensees' cross-referencing the DMF as is necessary for the filing of an NDA for the Designated Product hereunder.

          2.1.3 Penwest hereby grants to Horizon and its Affiliates an exclusive license (with the right to sublicense only as such right is granted under Section 2.1.1) under any and all rights of Penwest in and to the Penwest Trademark(s), to use the Penwest Trademark(s) solely in connection with the manufacture, distribution, and sale of the Designated Product in the Territory for the term of this Agreement.

     2.2 Grants by Horizon.

          2.2.1 Horizon hereby grants to Penwest and its Affiliates a nonexclusive, paid-up, license, with the right to sublicense, under any and all patents, patent applications, trade secrets, copyrights, and other intellectual property rights of any sort owned or controlled by Horizon or its Affiliates or sublicensees, to make and have made anywhere in the world, and to use and sell to Horizon and its Affiliates and permitted sublicensees Formulated TIMERx for use in the Designated Product during the License Term, if and to the extent such license is necessary for Penwest to do so as agreed hereunder.
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                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

          2.2.2 Horizon shall grant to Penwest and its Affiliates a nonexclusive, paid-up license, with the right to sublicense, under all rights of Horizon and its Affiliates and sublicensees in and to that portion of the Horizon Test and Regulatory Data that is disclosed or provided to Penwest hereunder, granting to Penwest the right to use the same for purposes of complying with governmental requirements of any country, other than with respect to the Designated Product for marketing or use in the Territory. Horizon shall consent to Penwest's and its Affiliates' and sublicensees' cross-referencing, in any filings that are essentially the equivalent of the sorts of filings that are termed NDA filings if made with the FDA, made by them within the scope of such license, any NDA filing made or FDA master file created by Horizon or its Affiliates or sublicensees relating to or containing any of the Horizon Test and Regulatory Data. Such license under this Section 2.2.2 shall survive any termination or expiration of the term of this Agreement, except a termination under Section 11.5 due to an uncured breach by Penwest. Horizon shall, throughout the License Term and solely for use within the scope of such license, promptly provide to Penwest copies of all of the Horizon Test and Regulatory Data in or coming into Horizon's possession or otherwise reasonably available to it.

     2.3 Penwest Technology Transfer to Horizon. Penwest shall, at its expense, exert reasonable efforts to make knowledgeable personnel reasonably available within thirty (30) days from the date of Horizon's written request, to consult with Horizon to the extent necessary to enable Horizon to produce Designated Product for Horizon and its Affiliates pursuant to this Agreement; provided, however, that Horizon shall reimburse Penwest, at the rate of one thousand U.S. dollars (US$1,000) per person per day, for Penwest personnel costs associated with any such consultation that is not performed at Penwest. The parties understand and agree that Horizon's performance under this Agreement depends upon the communication of the Penwest Technology, and that, if for any reason, it is not possible to transfer such technology to Horizon, this will not lead to liability on Horizon's part. The Penwest Technology will be deemed to have been successfully transferred upon completion of scale-up on production-scale equipment and demonstration of dissolution results comparable to those obtained for pilot scale batches.

     2.4 Product Development Outside the Territory. In the event that, during the License Term, either party hereto approaches the other party with a proposal that development of the Designated Product be undertaken outside the Territory, such other party agrees to reasonably consider negotiating a separate agreement with such party concerning such development, provided that any such negotiation shall take into account a variety of factors including but not limited to the parties' respective costs relating to, and proceeds realized from, the development of the Designated Product.

     2.5 Horizon's Rights with Respect to Other TIMERx Products.


          2.5.1 During the License Term, with respect to any product that (a) is not the Designated Product and (b) combines TIMERx and [***], not including any metabolite, isolated enantiomer or non-racemic mixture of [***] for any therapeutic or prophylactic use(s) in humans, Penwest and Horizon agree to discuss collaborations concerning the development and commercialization of such product in the Territory. When Penwest recognizes the possibility for
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                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

     developing any such product, it shall present such information to Horizon in writing and Horizon shall have a period of forty-five (45) days in which to initiate good faith negotiations concerning a potential collaboration with respect to such product. If Horizon initiates such negotiations, the parties shall have a period of ninety (90) days in which to execute a definitive agreement, the terms and conditions of which shall govern any collaboration between the parties with respect to such product. If either
     (a) a negotiation concerning a potential collaboration with respect to any such product is not initiated, or (b) the parties cannot agree to the terms of a collaboration witH respect to such product, then Penwest shall have the exclusive right, either alone or in collaboration with a third party, to undertake the development and commercialization of such product, unless
     (i) such product is for use for the Indication or (ii) Horizon demonstrates to Penwest's reasonable satisfaction that such product is likely to be used off-label for the Indication, in which case Penwest shall not have the right, either alone or in collaboration with a third party, to undertake the development and commercialization of such product in the Territory.

          2.5.2 During the License Term, with respect to any product that (a) is not the Designated Product and (b) combines TIMERx and any metabolite, isolated enantiomer or non-racemic mixture of [***] for any therapeutic or prophylactic use(s) in humans, Penwest agrees promptly to notify Horizon in writing when Penwest recognizes the possibility for developing such product in the Territory. Horizon shall have a period of forty-five (45) days following such notification in which to provide to Penwest a written request that Penwest refrain from pursuing the development and commercialization of such product in the Territory. If (a) Horizon makes such request and (b) (i) such product is for use for the Indication or (ii) within thirty (30) days following Penwest's receipt of such request, Horizon demonstrates to Penwest's reasonable satisfaction that such product is likely to be used off-label for the Indication in the Territory, Penwest shall refrain from pursuing the development and commercialization of such product in the Territory either on its own or with a third party. If Horizon (a) fails to provide such request or (b) makes such request but (i) such product is not for the Indication or (ii) Horizon fails to make such demonstration, then Penwest shall have the right to pursue the development and commercialization of such product in the Territory either on its own or with a third party.

     2.6 Penwest Use of TIMERx. Horizon acknowledges that (a) subject to other provisions of this Agreement, Penwest and its Affiliates, for themselves and for others, apply, and will seek to apply, TIMERx and Formulated TIMERx to products in and outside of the Territory and (b) subject to Sections 2.5.1 and 2.5.2, no provision hereof, and no exclusivity hereunder, shall prevent Penwest from so applying TIMERx, Formulated TIMERx or other oral, controlled release drug delivery technology, so long as the end product is not the Designated Product hereunder for commercial use and/or sale in the Territory; provided, however, that, subject to Sections 2.5.1 and 2.5.2, Penwest hereby affirms that, in the Territory, neither it nor its Affiliates shall apply, for themselves or for others, TIMERx, Formulated TIMERx or other oral, controlled release drug delivery technology to products containing [***].

     2.7 Commercially Reasonable Efforts. During License Term, each of Penwest and Horizon shall exert their continuing commercially reasonable efforts to perform their respective tasks hereunder in order to create and produce the
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Designated Product, and each shall cooperate with the other in such efforts. It is understood that the exertion of a party's commercially reasonable efforts shall mean that this project will receive a priority at least as high as any of such party's other drug development efforts. Each party shall, promptly and throughout the term of this Agreement, provide to the other all necessary information in or coming into its possession or reasonably available to it for such purposes. Notwithstanding anything else to the contrary contained herein, nothing shall require either party to disclose confidential information for which such party has an obligation of confidentiality to a third party.

3. Development Period.

     3.1 Initial Fee. In consideration of Penwest's entering into this Agreement, Horizon shall pay Penwest two (2) non-refundable, non-creditable payments of [***] U.S. dollars (US$[***]) each, (a) the first such payment to be made on the Effective Date, and (b) the second such payment to be made within seventy-five (75) days following the Effective Date.

     3.2 Non-Competition by Horizon. As additional inducement to Penwest to enter into this Agreement, Horizon hereby affirms that, other than (a) confidentiality agreements not binding either party to any further agreement and
(b) that certain Collaboration Agreement between Horizon and Inpharmakon, dated October 31, 1998, it currently has no agreement or arrangement with any party other than Penwest for or including the development, design, testing, certification, manufacture or marketing by it or such other party (or the Affiliate(s) of either) in the Territory of any controlled-release product that incorporates [***], and agrees that it will refrain from entering into any such agreement or arrangement (other than such confidentiality agreements) for the term of this Agreement.

     3.3 Development Period Obligations. Each party understands and agrees that the other does not warrant or commit that the Designated Product will be successfully developed, and neither party shall have any liability or responsibility to the other or to third parties for any such failure of the development process hereunder, except to the extent such failure results from said party's intentional misconduct, gross negligence, or material breach of its duties or obligations as set forth herein.

     3.4 Development Period Schedule and Milestones. During the Development Period, Penwest and Horizon shall use their commercially reasonable efforts to perform their respective tasks set forth in the Development Tasks and Success Criteria contained in Exhibit F hereto (the "Development Tasks") within the estimated time periods set forth for such tasks therein in order to create and produce the Designated Product. (The schedule laid out in Exhibit F shall serve as a general guide for the parties' personnel in pursuing such tasks, but, except as provided in Section 11.2, strict conformance to such schedule shall not be an independent criterion of success.) Each party shall bear its own costs associated with the Development Tasks, except as is otherwise specified in Exhibit F and Section 3.7. The parties hereby agree to the following:
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          3.4.1 Within [***] days following the successful completion of preformulation, formulation, dissolution testing, and biostudy formulation finalization with respect to the Designated Product, Horizon shall pay Penwest a non-refundable, non-creditable milestone payment of [***] U.S. dollars (US$[***]).

          3.4.2 Within [***] days following the successful completion of a proof-of-principal biostudy for the Designated Product, Horizon shall pay Penwest a non-refundable, non-creditable milestone payment of [***] U.S. dollars (US$[***]).

     3.5 Governmental Requirements. Subject to Section 2.4, in all countries of the Territory where the Designated Product is being developed, manufactured, used and/or sold by Horizon, its Affiliates and/or sublicensees, Horizon shall be responsible for, and hereby agrees to conduct or arrange for, at the expense of Horizon, substantial compliance with all material and relevant governmental requirements imposed in the Territory with respect to such development, manufacture, use, and/or sale.

     3.6 Reports by Project Contacts. Each party's Project Contact shall provide written reports to the other party's Project Contact at least monthly throughout the Development Period, stating in detail all efforts made and in process, and all significant progress achieved and difficulties encountered in the development effort since the last such report. Each party's Project Contact shall also be available throughout the Development Period to answer any reasonable questions from the other party's Project Contact. The parties shall cooperate reasonably during the Development Period such that the sites for meetings among their respective personnel shall be alternated between the parties' facilities to the extent practicable.

     3.7 Supply of Materials. The price for any Formulated TIMERx purchased by Horizon from Penwest during the Development Period shall be determined as set forth in Section 6.2. Penwest shall supply, at its own expense, all TIMERx that it requires for the conduct of its own Development Period activities hereunder. Penwest shall manufacture, at its own expense, a clinical batch of the Designated Product for the first proof-of-principal biostudy. Horizon shall pay to Penwest [***] U.S. dollars (US$[***]) for each clinical batch of the Designated Product for any additional proof-of-principal biostudy.

4. Certification Period.

     4.1 Filing of NDA. During the Certification Period, Horizon shall be responsible for the preparation of all documentation necessary for the filing of an NDA for the Designated Product and shall file such NDA. Each party understands and agrees that the other does not warrant or commit that the Designated Product will be successfully certified for marketing by the FDA, and neither party shall have any liability or responsibility to the other or to third parties for any such failure of the certification process hereunder, except to the extent such failure results from said party's intentional misconduct, gross negligence, or material breach of its duties or obligations as set forth herein.

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     4.2 Certification Period Milestones. Horizon agrees to pay Penwest, within
[***] days following the filing by Horizon of an NDA for the Designated Product, a non-refundable, non-creditable milestone payment of [***] U.S. dollars (US$[***]).

     4.3 Reports by Project Contacts. Horizon's Project Contact shall provide written reports to Penwest's Project Contact at least quarterly throughout the Certification Period, stating in reasonable detail all efforts made and in process, and all significant progress achieved and difficulties encountered in the certification effort since the last such report. Horizon's Project Contact also shall be available throughout the Certification Period to answer any reasonable questions from Penwest's Project Contact.

     4.4 Supply of Materials. During the Certification Period, Horizon shall provide, at its own expense, all [***] and other materials and manufacturing and testing services reasonably required to support the testing and certification effort. Horizon shall purchase from Penwest, in accordance with the terms set forth in Section 6.2, all Formulated TIMERx that Horizon requires for the conduct of Horizon's Certification Period activities hereunder. Penwest shall supply, at its own expense, all TIMERx that it requires for the conduct of its own Certification Period activities hereunder.

5. Marketing Period.

     5.1 Term of Marketing Period. The Marketing Period shall extend from the Approval Date until fifteen (15) years thereafter, unless this Agreement is terminated earlier pursuant to Article 11. The Marketing Period may be renewed by agreement of the parties for one (1) or more additional terms of five (5) years each, provided that such agreement is reached at least one hundred eighty
(180) days prior to the expiration of this Agreement or any such additional term.

     5.2 Reasonable Commercial Efforts by Horizon. Subject to the granting of all necessary governmental approvals or concurrences to sell the Designated Product, Horizon hereby agrees to market, promote and sell the Designated Product throughout the Territory. Each party understands and agrees that the other does not warrant or commit that the Designated Product will be successfully marketed, and neither party shall have any liability or responsibility to the other or to third parties for any such failure of the development process hereunder, except to the extent such failure results from said party's intentional misconduct, gross negligence, or material breach of its duties or obligations as set forth herein.

     5.3 Amount of Royalties. Horizon hereby agrees to pay to Penwest royalties on Net Sales made during the Marketing Period ("Royalties"), as follows:

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

          5.3.1 [***] of Net Sales on all Net Sales until cumulative Net Sales of [***] U.S. dollars (US$[***]) have been attained;

          5.3.2 [***] of Net Sales on all Net Sales after cumulative Net Sales of [***] U.S. dollars (US$[***]) have been attained until cumulative Net Sales of [***] US. dollars (US$[***]) have been attained; and

          5.3.3 [***] of Net Sales on all Net Sales after Net Sales of [***] U.S. dollars (US$[***]) have been attained.

Such Royalties shall be reduced by [***] (e.g. a [***] Royalty would become a [***] Royalty) with respect to Net Sales of a Designated Product as to which (a) no license to Penwest Patents or to patent applications or patents included in the Joint Developments or TIMERx Improvements hereunder is applicable to the manufacture, sale or use of such Designated Product, or (b) a license to a patent application included in the Penwest Patents, Joint Developments or TIMERx Improvements is applicable to the manufacture, sale or use of such Designated Product, but no patent has yet issued thereon; provided, however, that, with respect to Section 5.3.3(b), (i) as of the date of issue of any such patent, the unreduced Royalty shall become payable on all subsequent Net Sales of such Designated Product and (ii) within ten (10) days following such date, Horizon shall pay to Penwest an amount equal to the unreduced Royalty that would have been payable on Net Sales of such Designated Product up until such date less the total amount of Royalties already paid on such sales.

     5.4 Payment of Royalties. All Royalties payable pursuant to this Agreement shall be due quarterly within sixty (60) days following the end of each calendar quarter for Net Sales in such calendar quarter. Each such payment shall be accompanied by a statement of Net Sales for the quarter and the calculation of Royalties payable hereunder. All Royalties and all other amounts which are overdue under this Agreement shall bear interest at the rate of one and one-half percent (11/2%) per month from the date due through the date of payment. Horizon shall keep and shall cause its Affiliates and its and their sublicensees to keep complete, true and accurate records for the purpose of showing the derivation of all Royalties payable to Penwest under this Agreement. Penwest's duly accredited representatives (which representatives are approved for such purpose by Horizon, which approval shall not be unreasonably withheld nor shall it be revocable by Horizon following the start of any inspection hereunder) shall have the right to inspect, copy, and audit such records at any time during reasonable business hours upon reasonable prior notice to Horizon or any of its Affiliates or sublicensees, respectively, but such right shall not be exercised more often than once annually (it being understood that a single exercise of such right may include a series of related or continuing inspections, copying and audits). Any such audit shall be at the expense of Penwest, unless the audit reveals that, with respect to the period under audit, less than ninety-five percent (95%) of the Royalties due to Penwest hereunder have been reported, in which event Horizon shall pay or reimburse Penwest for the reasonable expenses of such audit, in addition to Penwest's other remedies for such underpayment. In the event that any such audit reveals that, with respect to the period under audit, Horizon has paid to Penwest Royalties in excess of those due hereunder, Horizon shall be entitled to offset the full amount of such excess payment against future Royalties due to Penwest.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

     5.5 Marketing Period Milestones. Horizon also agrees to pay Penwest the following non-refundable, non-creditable milestone payments:

          5.5.1 within [***] days following the first commercial sale of the Designated Product, [***] U.S. dollars (US$[***]); and

          5.5.2 [***] following the first commercial sale of the Designated Product, [***] U.S. dollars (US$[***]).

     5.6 Form of Payment. All monies due hereunder shall be paid in United States Dollars to Penwest in Patterson, New York, USA. Said payment may be made at Horizon's option by check or wire transfer.

6. Supply of Formulated TIMERx.

     6.1 Supply and Requirements of Formulated TIMERx. During the term of this Agreement, Penwest shall supply Horizon and its Affiliates and sublicensees, in accordance with the terms set forth in Section 6.2, with sufficient quantities of Formulated TIMERx to meet their reasonable requirements for TIMERx, and Horizon shall purchase, all of its requirements, and shall ensure that its Affiliates and sublicensees purchase all of their requirements, for controlled-release agents for [***] products that are essentially equivalent to the Designated Product in the form of Formulated TIMERx from Penwest.

     6.2 Price of TIMERx. The price for all Formulated TIMERx sold hereunder shall equal the Unit Price multiplied by the number of kilograms of Formulated TIMERx purchased; provided, however, that the price for the first [***] kilograms of Formulated TIMERx sold during the Development Period and/or the Certification Period shall be [***] U.S. dollars (US$[***]) multiplied by the number of kilograms of Formulated TIMERx purchased. All sales of Formulated TIMERx hereunder shall be F.O.B. Patterson, New York, and Horizon shall bear all transportation, insurance, taxes, duties, and other costs and risks of loss, spoilage and damage associated with the shipping and delivery of Formulated TIMERx to Horizon or its Affiliates or sublicensees. Horizon shall pay for all Formulated TIMERx purchased from Penwest hereunder within thirty (30) days after receipt by Horizon or any of its Affiliates or sublicensees of an invoice and the Formulated TIMERx shipped by Penwest.

     6.3 Changes to Penwest DMF. Penwest warrants that it will not change or modify its DMF, the Specifications, or its method of manufacture for Formulated TIMERx without prior written consent from Horizon, which consent shall not be unreasonably withheld.

     6.4 Quality Control. Penwest shall perform quality control tests with respect to each lot or batch of Formulated TIMERx as required by the FDA as set forth in the DMF, such testing to be at the expense of (a) Penwest to the extent such testing pertains to TIMERx or Formulated TIMERx and (b) Horizon to the extent such testing pertains to [***]. In addition, Penwest may perform such

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

other tests as Penwest deems necessary in accordance with its applicable policies. No other or special tests by Penwest with respect to the raw materials or Formulated TIMERx will be required during the License Term, unless and to the extent that Horizon establishes that any such other or special tests are required in order to obtain or maintain FDA approval to market the Designated Product in the Territory, in which case any such other or special tests that are to be performed by Penwest shall be agreed to by Penwest, such testing to be at the expense of (a) Penwest to the extent such testing pertains to TIMERx or Formulated TIMERx and (b) Horizon to the extent such testing pertains to [***]. Penwest shall, promptly upon completion of any such other or special tests, deliver to Horizon a copy of the results of such other or special tests. Each shipment of the Formulated TIMERx shall:

          6.4.1 be accompanied by a Certificate of Analysis and a Certificate of Origin;

          6.4.2  meet  all  present   applicable   FDA   requirements   and  the
     Specifications; and

          6.4.3 be manufactured, packaged, stored and shipped in conformance with the Specifications and current Good Manufacturing Practices or other relevant regulations and requirements promulgated by the FDA and applicable to Formulated TIMERx.

     6.5 Non-Acceptance of Formulated TIMERx by Horizon. Within a reasonable period but not more than thirty (30) days after receipt, Horizon shall analyze each shipment of the Formulated TIMERx. If Horizon considers any such shipment not to conform to the Specifications, Horizon shall notify Penwest immediately and provide Penwest with the relevant analysis. If Penwest does not agree, the parties shall submit such disagreement to the arbitration of one mutually accepted neutral analytical laboratory. The cost of the neutral analytical laboratory shall be borne by the party whose testing results are determined to have been in error. If Penwest or the neutral analytical laboratory agrees with Horizon, Penwest shall not have any obligation to Horizon other than to accomplish the following:

     i) at its own expense accept return of any shipment not accepted or reimburse Horizon for the cost of disposal or destruction, at Horizon's option; and

     ii) use commercially reasonable efforts to replace the non-conforming shipment with conforming Formulated TIMERx.

     6.6 Horizon Access to Penwest Facilities. Horizon shall have the right to enter into Penwest's manufacturing facilities and the manufacturing facilities of its Affiliates and sublicensees, of any, at times agreed by the parties and/or to take other appropriate methods to check the quality of the Formulated TIMERx manufactured or offered by Penwest and its Affiliates and sublicensees, of any, from time to time during the term of this Agreement after reasonable prior notice to Penwest and its Affiliates and sublicensees, if any.

     6.7 Forecasting of Orders by Horizon. Throughout the term of this Agreement, Horizon shall deliver to Penwest, and shall ensure that its Affiliates and sublicensees, if any, deliver to Penwest, a firm written order stating their requirements for Formulated TIMERx for each calendar quarter to be used for production of the Designated Product for commercial use or sale (a "Firm Order") no less than ninety (90) days in advance of each required delivery date during such calendar quarter (each a "Firm Order Quarter"). Horizon shall be responsible for purchasing from Penwest one hundred percent (100%) of the quantity of Formulated TIMERx specified in each such Firm Order. The first Firm Order shall be submitted immediately following the reasonable determination by Horizon that the NDA for the Designated Product will be approved by the FDA and shall be accompanied by a written, non-binding estimate of Horizon's requirements for Formulated TIMERx to be used for production of the Designated Product for commercial use or sale (an "Estimated Order") during the next three
(3) calendar quarters following the first Firm Order Quarter. On or before the first day of (a) the calendar quarter following the first Firm Order Quarter and
(b) each Firm Order Quarter thereafter, Horizon shall deliver to Penwest an Estimated Order covering the three (3) calendar quarters following each such Firm Order Quarter.

     6.8 Adherence to Estimated Orders. Unless the parties otherwise agree in writing, Penwest shall not be obligated to supply Horizon with quantities of Formulated TIMERx during any calendar quarter in excess of one hundred forty percent (140%) of the quantity estimated in Horizon's most recent Estimated Order applicable to that quarter. Horizon shall be responsible for purchasing from Penwest in each calendar quarter at least seventy-five percent (75%) of the quantity estimated in Horizon's most recent Estimated Order applicable to that quarter.

     6.9 Product Safety; Government Inspections. Each party shall promptly notify the other of any fact, circumstance, condition or knowledge dealing with TIMERx, Formulated TIMERx or the Designated Product of which the party becomes aware that bears upon the safety or efficacy of TIMERx, Formulated TIMERx or the Designated Product. Each party shall immediately notify the other of any inspection or audit relating to TIMERx, Formulated TIMERx or the Designated Product by any governmental regulatory authority in the Territory. If a representative of the governmental authority takes samples in connection with such audit or inspection, the parties shall immediately provide each other, as appropriate, with samples from the same batch. The party in receipt of such notice shall provide the other party, within seventy-two (72) hours, with copies of all relevant documents, including but not limited to FDA Forms 482, 483, warning letters and other correspondence and notifications as such other party may reasonably request. Penwest and Horizon agree to cooperate with each other during any inspection, investigation or other inquiry by the FDA or other governmental entity, including but not limited to providing information and/or documentation, as requested by the FDA or other governmental entity. To the extent permissible, Penwest and Horizon also agree to discuss any responses to observations or notifications received and to give the other party an opportunity to comment on any proposed response before it is made. In the event of disagreement concerning the content or form of such response, Horizon shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities and Penwest shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities. Each party shall inform the other of all comments and conclusions received from the governmental authority.

     6.10 Packaging of Designated Product; Use of Penwest Trademark(s). Horizon shall manufacture and package the Designated Product in accordance with all applicable laws and regulations in the Territory. Provided that the Penwest Trademark(s) remain registered in the Territory, and that Penwest undertakes reasonable efforts to protect and defend the same in the Territory, Horizon agrees, upon and only upon Penwest's request, to market the Designated Product in the Territory in conjunction with the appropriate Penwest Trademark(s). In the event that Penwest so requests, the parties agree to the following:

          6.10.1 Horizon acknowledges that all Penwest Trademark(s) and all rights therein or registrations thereof, worldwide, shall belong exclusively to Penwest, and Penwest shall use all reasonable efforts to obtain and maintain registrations for the Penwest Trademark(s) in the Territory. All use of the Penwest Trademark(s) as contemplated in this Agreement by Horizon shall accrue to the benefit of Penwest. Neither Horizon nor its Affiliates or sublicensees shall (a) make use of any of the Penwest Trademark(s) except to identify and promote the Designated Product as contemplated hereunder for sale in the Territory, or (b) continue using the Penwest Trademark(s) after termination or expiration of this Agreement, nor after the removal or alteration of any such Penwest Trademark(s) from Exhibit D, except to complete sale of reasonable quantities of inventory of the Designated Product on hand at the time of termination or expiration, or at the time of such removal or alteration.

          6.10.2 Horizon shall cooperate with Penwest, at Penwest's request and at Penwest's expense, to protect the interest of Penwest in the Penwest Trademark(s), and shall neither attempt to register nor authorize others to register the Penwest Trademark(s) without the prior written consent of Penwest in each instance.

          6.10.3 Horizon shall use, and shall ensure that its Affiliates and sublicensees, if any, use, all appropriate notices of trademark status of the Penwest Trademark(s), including the "(tm)" designation (or the (r) symbol for registered marks), in all labeling and promotional materials and shall otherwise conform with, and shall ensure that its Affiliates and sublicensees, if any, conform with, all policies and notices of Penwest's rights in the Penwest Trademark(s) and for the protection of the Penwest Trademark(s), including without limitation the inclusion of an appropriate footnote acknowledging the use of the Penwest Trademark(s) under license.

          6.10.4 Representative samples of the Designated Product and any advertising, promotional materials or packaging related thereto shall be provided by Horizon to Penwest, at Horizon's expense, at least thirty (30) days prior to the first use or sale thereof, quarterly thereafter and at other times upon the reasonable written request of Penwest. So long as Horizon is using the Penwest Trademark(s) in the Territory, Penwest shall have the right to enter into Horizon's manufacturing facilities and the manufacturing facilities of its Affiliates and sublicensees, if any, at times agreed by the parties and/or to take other appropriate methods to check the quality of the Designated Product manufactured or offered by Horizon and its Affiliates and sublicensees, if any, from time to time during the term of this Agreement after reasonable prior notice to Horizon and its Affiliates and sublicensees, if any. If at any time or times Penwest determines that the quality of the Designated Product manufactured or offered by Horizon and its Affiliates and sublicensees, if any, or the packaging or promotional materials therefor, does not comply with Penwest standards as communicated in writing from time to time to Horizon and its Affiliates and sublicensees, if any, Penwest (a) shall so notify Horizon and its Affiliates and sublicensees, if any, in writing and (b) if Horizon and/or its Affiliates and sublicensees, as the case may be, has not cured such non-compliance within sixty (60) days following such notice, shall have the right (as its only remedy as to trademark matters) to suspend or prohibit the use of the Penwest Trademark(s), immediately upon written notice to Horizon and its Affiliates and sublicensees; provided, however, that Penwest need not give such opportunity to cure any non-compliance that has been the subject of more than two such notices on prior occasions during the preceding twelve (12) months.

7. Ownership of Technology and Intellectual Property.

     7.1 Ownership of Intellectual Property. Horizon agrees to assign and ensure that each of its Affiliates and sublicensees, if applicable, assigns its rights in and to any and all TIMERx Improvements to Penwest. All right, title, and interest in and to any and all Joint Developments shall be owned jointly by Horizon and Penwest, and, except as specifically provided in this Agreement, each party shall have the full right to practice and license such Joint Developments, without obligation to obtain the approval of or to make payment of any kind to the other party in respect thereof. Horizon shall have the right to obtain, at its sole expense, and shall solely own any trademarks relating to the Designated Product, subject to the approval of Penwest, which approval shall not be unreasonably withheld. Neither party makes any grant of rights by implication.

     7.2 Prosecution and Maintenance of Intellectual Property. Penwest shall be responsible for the filing and prosecution of any and all patent applications with respect, in whole or in part, to its own intellectual property and for the maintenance of any available patent protection with respect thereto; provided, however, that Penwest does not represent that any such patent protection will be available or continuous hereunder.

     7.3 Marking of Patented Products. Horizon agrees to mark and to have marked by its Affiliates and sublicensees (if any) every Designated Product manufactured, used or sold by it or its Affiliates or sublicensees in the Territory, in accordance with the laws of the United States relating to the marking of patented articles with notices of patent.

8. Confidentiality

     8.1   Non-Disclosure  of  Confidential   Information.   In  the  course  of
performance under this Agreement, a party may disclose to the other Confidential Information belonging to such party in writing, orally or by demonstration or sample, which information is marked or stated in writing at or within thirty
(30) days after its disclosure to be "confidential" or "trade secret" information. All such Confidential Information of a party shall be maintained in confidence by the other and shall not be used by the other party for any purpose except as authorized hereunder. Each party shall exercise, and shall cause its Affiliates, sublicensees, consultants, agents and employees to exercise, a reasonable degree of care and at least the same degree of care as it uses to protect its own confidential information of similar nature to preserve the confidentiality of such information of the other party. Each party shall safeguard such information against disclosure to third parties, including without limitation employees and persons working or consulting for such party that do not have an established, current need to know such information for purposes authorized under this Agreement. This obligation of confidentiality does not apply to information and material that:

          8.1.1 were properly in the possession of the receiving party, without any restriction on use or disclosure, prior to receipt from the other party;

          8.1.2 are at the time of disclosure hereunder in the public domain by public use, publication, or general knowledge;

          8.1.3 become general or public knowledge through no fault of the receiving party or its Affiliates or sublicensees following disclosure hereunder;

          8.1.4 are properly obtained by the receiving party from a third party not under a confidentiality obligation to the disclosing party hereto;

          8.1.5 consist merely of an idea or conception for the combination of one or more active drug ingredients with a controlled-release agent such as TIMERx; or

          8.1.6 are required to be disclosed by order of any court or governmental authority.

     8.2 Non-Disclosure of Terms of or Work Under Agreement. Neither party shall make any disclosure, public announcement or other publication regarding this Agreement (whether as to the existence, conditions or terms thereof) or the development work or projects performed hereunder or the results thereof, including but not limited to the results of any clinical trial involving the Designated Product, without the prior, written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may disclose the terms and conditions of this Agreement (a) as required, in the opinion of counsel to the disclosing party, by any court, administrative agency, or other governmental body, after making all reasonable efforts to protect the confidentiality thereof and providing notice to the disclosing party, (b) as otherwise required by law, (c) in confidence, to legal counsel, accountants, banks, and financing sources and their advisors, (d) in confidence, in connection with the enforcement of this Agreement or rights under this

Agreement, or (e) in confidence, in connection with a merger or acquisition or proposed merger or proposed acquisition. Each party shall ensure that its Affiliates, sublicensees, consultants, agents and employees comply with the provisions of this Section 8.2.

9. Infringement.

     9.1 Notice and Prevention of Infringement. Penwest shall (a) promptly inform Horizon of any suspected infringement of any of the Penwest Patents or Penwest Trademark(s) or the infringement or misappropriation of any of the Penwest Technology, the Joint Developments or TIMERx Improvements by a third party, to the extent such infringement involves the manufacture, use or sale of the Designated Product in the Territory ("Covered Infringement") and (b) consistent with its policies as to its TIMERx patent and trade secret portfolio generally, exert reasonable efforts to monitor and to attempt to stop any Covered Infringement. Horizon shall promptly inform Penwest of any suspected infringement of any of the Penwest Patents or Penwest Trademark(s) or infringement or misappropriation of any of the Penwest Technology, the Joint Developments or TIMERx Improvements, whether or not the same involves a Covered Infringement.

     9.2 Penwest Action Against Infringers. If the suspected infringement or misappropriation does not involve a Covered Infringement, Penwest may take, or refrain from taking, any action it chooses, with written notice to Horizon, and Horizon shall have no right to take any action with respect to such suspected infringement or misappropriation, nor to any recoveries with respect thereto. If the suspected infringement or misappropriation involves a Covered Infringement, Penwest shall, within thirty (30) days of the first notice referred to in
Section 9.1, inform Horizon whether or not Penwest intends to institute suit against such third party with respect to a Covered Infringement. Horizon shall not take any steps toward instituting suit against any third party involving a Covered Infringement until Penwest has informed Horizon of its intention pursuant to the previous sentence, and then only in accordance with the terms set forth in Sections 9.2.2 and 9.3.

          9.2.1 If Penwest notifies Horizon that it intends to institute suit against a third party with respect to a Covered Infringement, and Horizon does not agree to join in such suit as provided in Section 9.2.2, Penwest may bring such suit on its own and shall in such event bear all costs of, and shall exercise all control over, such suit Horizon agrees to, at its expense, provide any assistance to and cooperate as reasonably necessary with Penwest to institute and/or maintain any such suit with respect to any Covered Infringement. Recoveries, if any, whether by judgment, award, decree or settlement, shall belong solely to Penwest.

          9.2.2 If Penwest notifies Horizon that it intends to institute suit against such third party with respect to a Covered Infringement, and Horizon notifies Penwest within thirty (30) days after receipt of such notice that Horizon desires to institute suit jointly, the suit shall be brought jointly in the names of both parties and all costs thereof shall be borne equally. Recoveries, if any, whether by judgment, award, decree or settlement, shall, after the reimbursement of each of Penwest and Horizon for its share of the joint costs in such action, be shared between Penwest and Horizon equally; provided, however, that any portion of such net recoveries that constitutes the equivalent of, or damages or payments in lieu of, defendant's net sales shall not be shared equally, but shall belong to Horizon and be added to Horizon's Net Sales for the purpose of determining Royalties payable to Penwest.

10. Representations, Warranties and Indemnities.

     10.1 Authority to Enter into Agreement; Validity of Patents; Debarment. Each party represents and warrants to the other that, to the best of its current knowledge, it has the full right and authority to enter into this Agreement and to grant the licenses granted herein. Each party believes, to the best of its current knowledge, that any existing patents licensed by it to the other party under this Agreement are valid. Each party represents and warrants to the other that neither it nor any of its officers, directors, or employees performing services under this Agreement has been debarred, or convicted of a crime which could lead to debarment, under the Generic Drug Enforcement Act of 1992, 21 United States Code 306(a) and (b). In the event that either party, or any of its officers, directors, or employees performing services under this Agreement, (a) becomes debarred or receives notice of action or threat of action with respect to its debarment or (b) becomes the object of any investigation or subject of any report regarding such party, or any of its officers, directors, or employees performing services under this Agreement, in connection with any activity that could result in debarment or suspension or refusal of approval, including without limitation any inspection report, warning letter, notice of opportunity for hearing in a case of debarment, or any other Justice Department, FDA or other federal or state government inquiry or action bearing on potentially illegal activities, such party shall notify the other party immediately.

     10.2 Penwest Warranties to TIMERx. Penwest represents and warrants that any Formulated TIMERx supplied by it to Horizon hereunder for use in the Designated Product, at the point of delivery (a) has been manufactured in accordance with cGMP, (b) will conform to the Specifications, and (c) to the best of Penwest's current knowledge, will not infringe upon an article patent of any third party.

PENWEST MAKES NO REPRESENTATIONS OR WARRANTIES AS TO ANY TIMERx OR FORMULATED TIMERx SUPPLIED BY IT TO HORIZON EXCEPT AS ARE EXPLICITLY STATED HEREIN.

     10.3 Government Licenses, Permits and Authorizations. Each party represents and warrants to the other party that it has obtained and will at all times during the term of this Agreement, hold and comply with all licenses, permits and authorizations necessary to perform this Agreement and to test, manufacture, market, export, and import the products and assistance to be provided by it hereunder, as now or hereafter required under any applicable statutes, laws, ordinances, rules and regulations of the United States and any applicable foreign, state, and local governments and governmental entities.

     10.4 Government Regulatory Requirements. Horizon warrants that any Designated Product manufactured, marketed or distributed by Horizon or its Affiliates or sublicensees shall meet and be manufactured, packaged, labeled, sold, and promoted in accordance with all applicable regulatory requirements within the Territory.

     10.5 Indemnification by Penwest Against Infringement Claims. Penwest shall indemnify, defend and hold Horizon and its Affiliates and sublicensees harmless from any claim, action or damages arising out of any alleged infringement by reason of the manufacture, use, sale or distribution by Horizon of the Designated Product to the extent such infringement would apply as well to the manufacture, sale or distribution of TIMERx alone. If Horizon or its Affiliate or sublicensee, by reason of its manufacture, sale or distribution of the Designated Product, is accused of infringing the patent of a third party, and such claim of infringement, as framed by the claimant, would apply as well to the manufacture, sale or distribution of TIMERx alone, Horizon shall immediately so notify Penwest and provide Penwest with all available information, and the parties shall consult reasonably as to the proper course of action. If Penwest and Horizon jointly determine that such claim is likely to prevail, or if an arbitrator hereunder or a court of competent jurisdiction so determines, Horizon shall be entitled to offset against any Royalties payable to Penwest hereunder the full amount of any third party royalties for which Horizon or its Affiliate or sublicensee becomes liable. For any given year following the Approval Date, such offset shall not reduce the Royalties payable to Penwest to less than (a) if such Royalties have not been reduced pursuant to Section 5.3, fifty percent (50%) of the Royalty amount otherwise due Penwest absent such offset, or (b) if such Royalties have been reduced pursuant to Section 5.3, twenty-five percent (25%), of the Royalty amount otherwise due Penwest absent such offset and reduction; provided, however, that Horizon may carry forward any unutilized portion of such offset to future years.

     10.6 Indemnification by Penwest Against Other Third Party Claims. Penwest shall indemnify, defend and hold Horizon and its Affiliates and sublicensees harmless from any and all third-party claims (other than infringement claims) to the extent arising from, in connection with, based upon, by reason of, or relating in any way to:

          10.6.1 Penwest's contributions to the formulation or development of the Formulated TIMERx and the Specifications therefor hereunder;

          10.6.2 any failure of the Formulated TMERx supplied by Penwest to Horizon hereunder for use in the Designated Product to conform to the Specifications; or

          10.6.3 any failure of Penwest to comply with its obligation under
     Section 6.9 to notify Horizon of any information coming into Penwest's possession and bearing on the safety of TIMERx or the Designated Product;

and, with respect to Sections 10.6.1, 10.6.2 and 10.6.3, not arising from any other aspect of the Designated Product or its formulation, development, supply, production, manufacture, sale, delivery, distribution or use, or from any act or omission of Horizon with respect to the Formulated TIMERx following its delivery to Horizon hereunder.

     10.7 Indemnification by Horizon Against Other Third Party Claims. Horizon shall indemnify, defend and hold Penwest harmless from any and all third-party claims to the extent arising from, in connection with, based upon, by reason of, or relating in any way to, the formulation, development, supply, production, manufacture, sale, delivery, distribution or use of the Designated Product, except for any matters which are covered by Penwest's indemnities under Sections
10.5 and 10.6.

     10.8 Indemnification by Horizon Against Infringement Claims. Horizon shall indemnify, defend and hold Penwest harmless from and against any patent claims or litigation (and all damages and expenses associated therewith, including without limitation reasonable attorneys fees and other costs of defense and of the preparation of a defense, at all stages of proceedings) based on any feature of the Designated Product or its formulation, independent of the TIMERx component by itself. Penwest shall cooperate and assist Horizon reasonably with the defense of any such claims or litigation. It is understood that neither Horizon nor Penwest shall have the right to force the other into any settlement or compromise of any such litigation, nor to dictate the terms thereof.

     10.9 Indemnification Disclaimer. Notwithstanding anything to the contrary set forth elsewhere herein, neither Horizon nor Penwest shall be obligated to indemnify the other party for claims or liabilities to the extent arising from such other party's, or its Affiliates', sublicensees' or assigns', gross negligence, intentional misconduct, or material breach of its duties, obligations, warranties or representations set forth herein.

     10.10 Indemnified Parties; Notice and Defense of Third Party Claims. Whenever indemnification is provided for a party under this Agreement with respect to any claim or action, such right of indemnification shall extend also to the indemnified party's Affiliates, officers, directors, shareholders, successors, assigns, agents, employees, and insurers to the extent the same become subject to such claim or action in such capacity. The party seeking indemnification shall provide the indemnifying party with written notice of such claim or action within ten (10) days of its receipt thereof and shall afford the indemnifying party the right to control the defense and settlement of such claim or action. The party seeking indemnification shall provide reasonable assistance to the indemnifying party in the defense of such claim or action. If the defendants in any such action include both Horizon and Penwest and either party concludes that there may be legal defenses available to it which are different from, additional to, or inconsistent with, those available to the other, that party shall have the right to select separate counsel to participate in the defense of such action on its behalf, and such party shall thereafter bear the cost and expense of such separate defense. Should the indemnifying party determine not to defend such claim or action, the other party shall have the right to maintain the defense of such claim or action and the indemnifying party agrees to provide reasonable assistance to it in the defense of such claim or action. Neither party to this Agreement shall settle or defend such claim or action in a way that prejudices or adversely affects the other party to this

Agreement without the prior approval of such other party (which approval shall not be unreasonably withheld).

     10.11 Disputes Concerning Indemnification. Any dispute concerning indemnification shall be determined by arbitration in accordance with Section
12.10 of this Agreement.

     10.12 LIMITATION OF WARRANTIES. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR ARISING BY LAW, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY (A) BY PENWEST AS TO THE PATENTABILITY, VALIDITY (EXCEPT AS STATED IN SECTION 10.1), OR SCOPE OF ANY PENWEST PATENTS, PENWEST TECHNOLOGY, PENWEST'S CONFIDENTIAL INFORMATION, JOINT DEVELOPMENTS, OR PENWEST TEST AND REGULATORY DATA; OR (B) BY HORIZON AS TO THE PATENTABILITY, VALIDITY (EXCEPT AS STATED IN SECTION 10.1), OR SCOPE OF ANY TIMERX IMPROVEMENTS, JOINT DEVELOPMENTS, OR HORIZON TEST AND REGULATORY DATA.

     10.13 LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER PARTY SHALL UNDER ANY CIRCUMSTANCES BE LIABLE FOR ANY THIRD PARTY CLAIMS (OTHER THAN THE INDEMNIFICATIONS STATED IN THIS ARTICLE 10) OR FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES INCLUDING ANY LOST PROFITS OR SAVINGS, ARISING FROM ANY BREACH OF WARRANTY OR THE PERFORMANCE OR BREACH OF ANY OTHER PROVISION OF THIS AGREEMENT OR THE USE OR INABILITY TO USE TIMERx, FORMULATED TIMERx, THE DESIGNATED PRODUCT, PENWEST PATENTS, PENWEST TECHNOLOGY, PENWEST'S CONFIDENTIAL INFORMATION, JOINT DEVELOPMENTS, PENWEST TEST AND REGULATORY DATA, TIMERX IMPROVEMENTS, OR HORIZON TEST AND REGULATORY DATA, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

     10.14 Insurance Coverage. Each party shall, at its own cost and expense, obtain and maintain from a qualified insurance company comprehensive general liability and products liability insurance coverage during the term of this Agreement (and any subsequent period of sale or distribution pursuant to Section 11.6). Such insurance shall be in an amount no less than [***] U.S. dollars (US$[***]) combined single limit for each occurrence for bodily injury and/or property damage. Each party agrees to provide the other party with a certificate of insurance evidencing such insurance within thirty (30) days after the Effective Date and again thereafter from time to time as reasonably requested by such other party.

11. Term and Termination.

     11.1 Term. The term of this Agreement shall begin on the Effective Date and shall, unless extended or earlier terminated as provided herein, continue until fifteen (15) years following the Approval Date.

     11.2 Termination by Penwest. Penwest may at its option terminate this Agreement upon thirty (30) days' prior written notice to Horizon if:

          11.2.1 Horizon fails to:

               11.2.1.1 file an IND for the Designated Product within [***] following the Effective Date, unless Horizon's failure to do so is attributable to Penwest;

               11.2.1.2 initiate a program of clinical trials for the Designated Product within [***] following successful completion of preformulation, formulation, dissolution testing and biostudy formulation finalization with respect to the Designated Product, unless Horizon's failure to do so is attributable to Penwest; 11.2.1.3 complete a program of clinical trials for the Designated Product within [***] following the initiation of such program, unless Horizon's failure to do so is attributable to Penwest;

               11.2.1.4 file an NDA for the Designated Product within [***] following the successful completion of a program of clinical trials for the Designated Product, unless Horizon's failure to do so is attributable to Penwest; or

               11.2.1.5 commercially launch the Designated Product within [***] following approval by the FDA of an NDA for the Designated Product, unless Horizon's failure to do so is attributable to Penwest.; or

          11.2.2 Horizon fails to meet the relevant Minimum Sales, as specified in Exhibit G, for any two (2) consecutive years following the Approval Date, unless (a) the sum of the Minimum Sales for all years since the Approval Date less the sum of Horizon's Net Sales for such years (the "Sales Differential") is equal to or less than zero, or (b) if the Sales Differential is greater than zero Horizon makes, within such thirty (30) day period, an additional payment to Penwest equal to the product of (i)

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

     the Sales Differential and (ii) the applicable royalty percentage set forth in Section 5.3.

     11.3 Termination by Horizon. Horizon shall have the right, at its option, to terminate this Agreement:

          11.3.1 at any time prior to the first anniversary of the Effective Date upon ninety (90) days' prior notice to Penwest, if Horizon, despite its commercially reasonable efforts, expects to be unable to meet the Minimum Sales specified in Exhibit G for the first year following the Approval Date; provided, however, that Horizon shall pay Penwest an early termination fee of [***] U.S. dollars (US$[***]) at the time of any exercise of Horizon's option to terminate for this reason; or

          11.3.2 upon ninety (90) days' prior written notice to Penwest, if Horizon fails to meet the relevant Minimum Sales, as specified in Exhibit G, for any two (2) consecutive years following the Approval Date.

     11.4 Extension of Licenses. Following any expiration or termination of this Agreement, other than due to an uncured breach on the part of Penwest (but subject to Section 11.8), Penwest may request that the license to Penwest under
Section 2.2.2 be extended to include (in addition to their coverage as stated in such section) making, using and selling the Designated Product in the Territory and the use of Horizon Test and Regulatory Data for purposes of complying with governmental requirements with respect to the Designated Product for marketing or use in the Territory, and otherwise continue to be governed by the terms stated in such section. In the event of such a request by Penwest, Horizon agrees to enter into good faith negotiations with Penwest concerning a reasonable payment to be made by Penwest to Horizon in consideration of such an extension.

     11.5 Termination Due to Breach. In the event that either party materially breaches any of the terms, conditions or agreements contained in this Agreement to be kept, observed or performed by it, then the other party may terminate this Agreement, at its option, by giving the party who committed the breach (a) in the case of breach of obligations other than the payment of money, ninety (90) days' notice in writing, unless the notified party within such ninety (90) day period shall have cured the breach, and (b) in the case of breach of an obligation for the payment of money, thirty (30) days' notice in writing, unless the notified party within such thirty (30) day period shall have cured the breach, including any required payment of interest on previously unpaid amounts as set forth herein; provided, however, that:

          11.5.1 no termination of this Agreement under this Section 11.5 shall become effective during the pendency of a good faith dispute between the parties as to the existence of grounds for such a termination, provided that the parties are complying with the process in Section 12.10 in good faith in order to resolve such dispute, and that such termination shall become effective immediately upon any binding determination that such grounds did exist at the time the notice of termination was given; and

          11.5.2 if a notice of termination is given pursuant to this Section
     11.5 and it is subsequently determined that grounds for such a notice did not exist, the giving of such notice shall not itself constitute a repudiation or default under this Agreement, so long as such notice was given in the good faith belief that such grounds did exist.

No termination of this Agreement under this Section 11.5 shall impair either party's right to seek other legal or equitable rights or remedies.

     11.6 Deletion of Inventory Following Termination. In the event of any expiration or termination of this Agreement, Horizon shall be entitled to sell and distribute reasonable inventories of Designated Product remaining on hand as of the effective date of such expiration or termination, provided that such sales and distribution are otherwise in conformance with this Agreement. Horizon may continue to make, use or sell such Designated Product only until Horizon has exhausted remaining raw materials in its possession at the time of expiration or termination of this Agreement. Net Sales of the Designated Product pursuant to this Section 11.6 shall be subject to the Royalty payment obligations set forth in Section 5.3.

     11.7 Termination or Assignment of Sublicensees. Any sublicenses granted by Horizon or its Affiliates under this Agreement shall provide for termination or assignment to Penwest, at the option of Penwest, of Horizon's or its Affiliate's interest therein upon expiration or termination of this Agreement.

     11.8 Survival of Terms. Horizon's obligations regarding payment of Royalties accrued as of the date of expiration or termination of this Agreement, and the provisions of Sections 7.1, 8, 10, 11 and 12 hereof shall survive any expiration or termination of this Agreement.

     11.9 Return of Data and Materials. In the event of any termination or expiration of this Agreement, (a) Horizon shall return to Penwest all Penwest data and materials and (b) Penwest shall return to Horizon all Horizon data and materials, except to the extent such Horizon data and materials are necessary to permit Penwest to fully exercise its retained rights hereunder.

12. Miscellaneous.

     12.1 Furtherance of Agreement. Each of Penwest and Horizon agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and cause to be done such further acts and things as are reasonably within its control and its responsibilities under this Agreement, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may from time to time reasonably request in connection with this Agreement to carry out more effectively the provisions and purposes of this Agreement.

     12.2 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

     12.3 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their Affiliates, successors and permitted assigns; provided, however, that except for assignments or delegations to Affiliates of a party (which shall not release such party from any of its rights or responsibilities hereunder), or as part of the transfer of all or substantially all assets to a single buyer or pursuant to a merger, sale of all or substantially all of such party's stock or any similar transaction, or as otherwise specifically permitted hereunder, neither party shall assign or delegate any of its rights or obligations hereunder at any time without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld. Penwest's decision with respect to such consent shall be based on whether, as of the time of the proposed assignment, the proposed assignee is a Capable Entity. Penwest shall notify Horizon of such decision within sixty (60) days following Penwest's receipt from Horizon of any written proposal concerning assignment of this Agreement. Notwithstanding the foregoing, Horizon shall have the right to assign or delegate any of its rights or oblations hereunder to Inpharmakon without the prior written consent of Penwest; provided, however, that (a) any such assignment or delegation to Inpharmakon shall be limited to Horizon's rights and obligations hereunder with respect to the Designated Product for use for the Indication, and (b) six (6) months following such assignment or delegation, (i) such right shall become ineffective and (ii) Horizon shall terminate any such assignment or delegation, unless Inpharmakon has entered into an agreement with a Capable Entity for development of the Designated Product. Horizon shall reimburse Penwest for reasonable attorneys' fees incurred by Penwest in connection with such assignment to Inpharmakon, whether or not such assignment remains effective and continues beyond the end of such six (6) month period. In no event shall Horizon assign rights hereunder unless the proposed assignee agrees to assume those of Horizon's obligations hereunder that are relevant to the scope of the proposed assignment, including but not limited to Horizon's due diligence and confidentiality obligations and Horizon's obligation to pay milestones. Out of any Assignment-Related Compensation received by Horizon from any third party, Horizon shall reimburse Penwest for Penwest's costs incurred in connection with the development of the Designated Product, except to the extent such costs have already been reimbursed by Horizon through the payment of milestones hereunder. For the purposes of this Section 12.3, "Assignment-Related Compensation" shall mean any payments of any kind whatsoever received by Horizon from a third party in consideration for, or otherwise in connection with, the assignment of all or any part of Horizon's rights under this Agreement. In the event that this Agreement is assigned as part of the sale of all or substantially all of the assets of Horizon, or Horizon is acquired pursuant to a merger, sale of stock or similar transaction, then, out of the proceeds from such transaction, Horizon shall reimburse Penwest for Penwest's costs incurred in connection with the development of the Designated Product, except to the extent such costs have already been reimbursed by Horizon through the payment of milestones hereunder.

     12.4 Notices. All notices, requests or other communication provided for or permitted hereunder shall be given in writing and shall be hand delivered or sent by facsimile, reputable courier or by registered or certified mail, postage prepaid, return receipt requested, to the address set forth on the signature page of this Agreement, or to such other address as either party may inform the other of in writing. Notices will be deemed delivered on the earliest of transmission by facsimile, actual receipt or three days after mailing as set forth herein.

     12.5 Modifications; Waivers. No change, modification, extension, termination or waiver of any obligation, term or provision contained herein shall be valid or enforceable unless same is reduced to writing and signed by a duly authorized representative of each of the parties to be bound hereby. No waiver of any right in any one instance shall constitute a waiver of that right or of any other right in other instances under this Agreement.

     12.6 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, such provision shall be enforced to the maximum extent permitted by law and the parties' fundamental intentions hereunder, and the remaining provisions shall not be affected or impaired.

     12.7 Independent Contractors. Nothing herein contained shall constitute this a joint venture agreement or constitute either party as the partner, principal or agent of the other, this being an Agreement between independent contracting entities. Neither party shall have the authority to bind the other in any respect whatsoever. Except as provided herein, nothing contained in this Agreement shall be construed as conferring any right on either party to use any name, trade name, trademark or other designation of the other party hereto, unless the express, written permission of such other party has been obtained.

     12.8 Force Majeure. In the event that either party hereto is prevented from carrying out its obligations under this Agreement by events beyond its reasonable control, including without limitation acts or omissions of the other party, acts of God or government, natural disasters or storms, fire, political strife, labor disputes, failure or delay of transportation, default by suppliers or unavailability of parts, then such party's performance of its obligations hereunder shall be excused during the period of such event and for a reasonable period of recovery thereafter, and the time for performance of such obligations shall be automatically extended for a period of time equal to the duration of such event or events.

     12.9 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its conflict of laws rules.

     12.10 Dispute Resolution. Any dispute, controversy, or claim arising out of or relating to this Agreement or to a breach thereof, including its interpretation, performance, or termination, other than any dispute, controversy or claim concerning patent infringement, validity or enforceability, shall be finally resolved by arbitration. The arbitration shall be conducted by three (3) arbitrators, one to be appointed by the party initiating the proceeding within ten (10) days of filing its claim, one to be appointed within thirty (30) days thereafter by the other party, and the third being nominated by the two arbitrators so selected within thirty days thereafter or, if they cannot agree on a third arbitrator, by the President of the American Arbitration Association. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, which shall administer the arbitration, and the laws of the State of New York. The arbitration, including the rendering of the award, shall take place in New York, New York. The decision of the arbitrators shall be binding upon the parties to this Agreement, and the expense of the arbitration (including without limitation the award of the attorneys' fees to the prevailing party) shall be paid as the arbitrators determine. The decision of the arbitrators shall be final, and judgment thereon may be entered by any court of competent jurisdiction. Notwithstanding this, application may be made to any court for a judicial acceptance of the award or order of enforcement. In the event of any dispute relating to patent infringement, validity or enforceability, the parties agree to waive their respective rights to a jury trial.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and acknowledge this Agreement as of the Effective Date. This Agreement may be executed in one or more counterparts, each of which shall be an original instrument, but all of which together shall constitute a single agreement creating one set of rights and obligations.

Horizon Pharmaceutical Corporation:         Penwest Pharmaceuticals Co.:


By ________________________________         By ________________________________
Brent Dixon                                    Tod R. Hamachek
President                                      Chairman and
                                               Chief Executive Officer

Address:                                       Address:
660 Hembree Parkway                            2981 Route 22
Suite 106                                      Patterson, NY  12563
Roswell, GA 30076                              FAX:  (914) 878-3420
FAX: (770) 442-9594                            Attn: Michael T. Mallon
Attn: Brent Dixon

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

                                   Exhibit A


                               DESIGNATED PRODUCT


[***] form of a controlled-release pharmaceutical for oral administration in humans in a 24 hour release form in a [***] strength that (a) combines a racemic mixture of [***] with TIMERx and other excipients and (b) is eligible for approval, or has been approved, by the FDA under an NDA.

                                   Exhibit B


                                   NET SALES


     "Net Sales" shall mean gross invoice price for sales by Horizon or its Affiliates or sublicensees to unrelated third parties ("Customers"), less deductions for (to the extent such amounts are included in the gross invoiced sales price for the Designated Product) (a) statutory or contractual liability for rebates to any governmental entity, rebates paid pursuant to the Medicaid Rebate legislation, and any state and local governmental rebate programs; (b) cash discounts generally available at the time of sale; (c) adjustments for allowances or credits for returned Designated Product, free Designated Product provided in lieu of discounts or rebates, damaged Designated Product, commercial rebates, chargebacks, or trade discounts, whether or not paid directly to the Customer; and (d) sales, excise, turnover, inventory, value-added, and similar taxes and duties assessed on the sale of Designated Product. Notwithstanding the foregoing, no discount, allowance, rebate, management fee, wholesaler chargeback, or any similar amount however designated, that is given or associated with the purchase by the Customer or its affiliates or associates of any product other than the Designated Product, or with the purchase or provision of any service, shall be taken into consideration in calculating any deductions from the gross invoice. To the extent any of the amounts described in the immediately preceding sentence are afforded to a Customer prior to the calculation of the gross invoice price, such gross invoice price shall be increased to reflect such amounts, solely for purposes of the calculation of Net Sales under this Agreement. In the case of Designated Product sold to any customer together with other products or services, the price of such Designated Product, solely for purposes of the calculation of Net Sales under this Agreement, shall be deemed to be no less than the price at which Designated Product would be sold in a similar transaction to a customer not also purchasing other products or services.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED



                                   Exhibit C


                                PENWEST PATENTS





U.S. Patent             Date                            Title                   Inventor
Number

[***]                   [***]                           [***]                   [***]


                                   Exhibit D


                              PENWEST TRADEMARK(S)


TIMERx(r) Oral Delivery System

                                   Exhibit E

                                 SPECIFICATIONS

                                (to be attached)

                                   Exhibit F

                         DEVELOPMENT TASKS AND SCHEDULE

                                   (attached)

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED


                    TIMERx - [***] Development Plan - DRAFT
                            Effective March 25,1999

ID        Task Name Duration  Start     Finish    December       January   February  March     April
1         [***]     [***]     [***]                                                            [***]
2         [***]     [***]     [***]                                                            [***]
3         [***]     [***]     [***]                                                            [***]
4         [***]     [***]     [***]                                                            [***]
5         [***]     [***]     [***]                                                            [***]
6         [***]     [***]     [***]                                                            [***]
7         [***]     [***]     [***]                                                            [***]
8         [***]     [***]     [***]                                                            [***]
9         [***]     [***]     [***]                                                            [***]
10        [***]     [***]     [***]                                                            [***]
11        [***]     [***]     [***]                                                            [***]
12        [***]     [***]     [***]                                                            [***]
13        [***]     [***]     [***]                                                            [***]
14        [***]     [***]     [***]                                                            [***]
15        [***]     [***]     [***]                                                            [***]
16        [***]     [***]     [***]                                                            [***]
17        [***]     [***]     [***]                                                            [***]
18        [***]     [***]     [***]                                                            [***]
19        [***]     [***]     [***]                                                            [***]
20        [***]     [***]     [***]                                                            [***]
21        [***]     [***]     [***]                                                            [***]


Project             Task      Graphic   Summary             Graphic   Rolled Up Progress  Graphic
Date:  Thu 3/25/99  Progress  Graphic   Rolled Up Task      Graphic
                    Milestone Graphic   Rolled Up Milestone Graphic

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED


                    TIMERx - [***] Development Plan - DRAFT
                            Effective March 25,1999

ID        Task Name Duration  Start     Finish    December       January   February  March     April
22        [***]     [***]     [***]     [***]
23        [***]     [***]     [***]     [***]
24        [***]     [***]     [***]     [***]
25        [***]     [***]     [***]     [***]
26        [***]     [***]     [***]     [***]








Project             Task      Graphic   Summary             Graphic   Rolled Up Progress  Graphic
Date:  Thu 3/25/99  Progress  Graphic   Rolled Up Task      Graphic
                    Milestone Graphic   Rolled Up Milestone Graphic


May     June        July      August    September October        November  December  January







Project             Task      Graphic   Summary             Graphic   Rolled Up Progress  Graphic
Date:  Thu 3/25/99  Progress  Graphic   Rolled Up Task      Graphic
                    Milestone Graphic   Rolled Up Milestone Graphic


May     June        July      August    September October        November  December  January







Project             Task      Graphic   Summary             Graphic   Rolled Up Progress  Graphic
Date:  Thu 3/25/99  Progress  Graphic   Rolled Up Task      Graphic
                    Milestone Graphic   Rolled Up Milestone Graphic


February  March     April     May       June      July      August    September October   November







Project             Task      Graphic   Summary             Graphic   Rolled Up Progress  Graphic
Date:  Thu 3/25/99  Progress  Graphic   Rolled Up Task      Graphic
                    Milestone Graphic   Rolled Up Milestone Graphic

February  March     April     May       June      July      August    September October   November







Project             Task      Graphic   Summary             Graphic   Rolled Up Progress  Graphic
Date:  Thu 3/25/99  Progress  Graphic   Rolled Up Task      Graphic
                    Milestone Graphic   Rolled Up Milestone Graphic

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

                                   Exhibit G


                                 MINIMUM SALES


The "Minimum Sales" shall be equal to the level of Net Sales of the Designated Product for each of the years following the Approval Date set forth in the table below.




               Year                     Minimum Sales
               1                        [***] U.S. dollars
                                        (US$[***])

               2                        [***] U.S. dollars
                                        (US$[***])

               3                        [***] U.S. dollars
                                        (US$[***])

               4 and each               [***] U.S. dollars
               subsequent year          (US$[***])